OneSpan Inc. 8-K

Exhibit 3.1

ONESPAN INC.

BY-LAWS

as amended and restated on January 30, 2023

ARTICLE I - STOCKHOLDERS

Section 1. Annual Meeting

To the extent required by applicable law, an annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such hour as the Board of Directors (the “Board of Directors” or the “Board”) shall each year fix, which date shall be within thirteen months subsequent to the date of the last annual meeting of stockholders. The Board of Directors may, in its sole discretion, determine that an annual meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

Section 2. Special Meetings

Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the Chief Executive Officer and shall be held at such place, if any, on such date, and at such hour as the Board of Directors or the Chief Executive Officer shall fix. The Board of Directors may, in its sole discretion, determine that a special meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the DGCL.

Section 3. Notice of Meetings

Written notice of the place, if any, date, and hour of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meetings, and the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the Certificate of Incorporation). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. Unless otherwise required by law or the Certificate of Incorporation, written notice of any meeting shall be given either personally, by mail or by electronic transmission (as defined below), if permitted under the circumstances by the DGCL. For the purposes of these By-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

Any meeting of stockholders of the corporation may be adjourned or recessed from time to time to reconvene at any other time and to any other place, if any, by holders of a majority of the voting power of the corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person, present by remote communication (if any) or represented by proxy, though less than a quorum, or by any officer entitled to preside at or to act as secretary of such meeting, whether or not a quorum is present, and notice need not be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these By-laws. If the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, and time of the adjourned meeting shall be given in conformity herewith. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum

Except as otherwise provided by law or these By-laws, at each meeting of stockholders the presence in person, by means of remote communication, if any, or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 5. Organization

The Chair of the Board, or, in the absence of the Chair, such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the corporation who is present, shall call to order any meeting of the stockholders and act as chair of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chair appoints.

Section 6. Conduct of Business

The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem, to the chair of such meeting, in order.

Section 7. Proxies and Voting

At any meeting of the stockholders, every stockholder entitled to vote may vote, in person, by means of remote communication, if any, or by proxy. Any person directly or indirectly soliciting proxies from other stockholders must use any proxy card color other than white, which shall be reserved for the exclusive use by the Board.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in such stockholder’s name on the record date for the meeting, except as otherwise provided herein or the Certificate of Incorporation or required by law.

All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or such stockholder’s proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chair of the meeting, the Board or the Chief Executive Officer.

Except for the election of directors and where otherwise required by law, the Certificate of Incorporation or these By-laws, all matters shall be determined by a majority of the votes cast. Each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided that in a contested election (as defined below), the directors shall be elected by the vote of a plurality of the votes cast. A “contested election” is one in which as of the 10th day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders of the corporation, a stockholder of the corporation has provided to the corporation, and not withdrawn, a notice of an intention to nominate one or more candidates for election to the Board of Directors. For purposes of this Section 7, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

Section 8. Stock List

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder’s name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting for a period of at least ten (10) days ending on the day before the meeting date, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. Nothing in this Section 8 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. In the event the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.

Section 9. Nomination of Directors

(a)                 Any stockholder nominating a person for election as a director must comply with the procedures set forth herein. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 9, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 9. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. Notwithstanding the foregoing or anything herein to the contrary, a stockholder of the corporation may make nominations for election to the Board of Directors at a special meeting of stockholders pursuant to the foregoing clause (i) only if the Board of Directors has determined, in accordance with Section 2 of Article I, that directors shall be elected at such special meeting and at such time that the stockholders are not prohibited from filling vacancies or newly created directorships on the Board of Directors. The number of nominees a stockholder may nominate for election at a meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting.

(b)       To be timely, (x) with respect to an annual meeting, a stockholder’s notice shall be received in writing by the Secretary at the principal executive offices of the corporation not later than 5:00 p.m. Central Time on the 90th day, nor earlier than 5:00 p.m. Central Time on the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be received not later than 5:00 p.m. Central Time on the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of such annual meeting was given or which public disclosures of the date of such annual meeting is first made by the corporation, whichever first occurs and (y) with respect to a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting, a stockholder’s notice shall be received in writing by the Secretary at the principal executive offices of the corporation not earlier than 5:00 p.m. Central Time on the 120th day prior to such special meeting and not later than 5:00 p.m. Central Time on the later of the 90th day prior to such special meeting or the 10th day following the day on which notice of the date of such annual meeting was given or which public disclosure of the date of such special meeting is first made by the corporation, whichever first occurs. In no event shall an adjournment or postponement of an annual or special meeting of stockholders (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 9.

Such stockholder’s notice to the Secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director (the “Proposed Nominee”) (1) the Proposed Nominee’s name, age, business address and, if known, residence address, (2) the Proposed Nominee’s principal occupation or employment, (3) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by the Proposed Nominee, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner (each, a “Stockholder Associated Person”), on the one hand, and (y) each Proposed Nominee, and his or her respective affiliates and associates, or others acting in concert with such Proposed Nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any Stockholder Associated Person were the “registrant” for purposes of such Item and the Proposed Nominee were a director or executive officer of such registrant, and (5) any other information concerning the Proposed Nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the name and address, as they appear on the corporation’s books, of such stockholder and of such beneficial owner, (2) the class and series and number of shares of stock of the corporation which are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any material interest related to the nomination of such stockholder, such beneficial owner and/or any Stockholder Associated Person, (4) a description of any agreement, arrangement or understanding pursuant to which the nomination(s) are being made between or among such stockholder, such beneficial owner and/or any Stockholder Associated Person and each Proposed Nominee and any other person or persons (including their names) who may participate in the solicitation of proxies or votes in favor of electing such Proposed Nominee(s), (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder, such beneficial owner and/or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner and/or any Stockholder Associated Person with respect to shares of stock of the corporation, (6) any other information relating to such stockholder, such beneficial owner and/or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice, (8) a representation that such stockholder, such beneficial owner and/or any Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 9, and (9) a representation whether such stockholder, such beneficial owner and/or any Stockholder Associated Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock reasonably believed by such stockholder or such beneficial owner to be sufficient to elect the Proposed Nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such nomination (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (A)(1)-(5) and (B)(1)-(6) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date. In addition, to be effective, the stockholder’s notice must also be accompanied by the written consent of the Proposed Nominee to being named in the corporation’s proxy statement and accompanying proxy card as a nominee and to serve as a director if elected. In addition, such stockholder’s notice shall be accompanied by a written questionnaire with respect to the background and qualifications of each Proposed Nominee completed by the Proposed Nominee in the form required by the corporation (which form the stockholder giving the notice shall request in writing from the Secretary of the corporation and which the Secretary shall provide to such stockholder within 10 days of receiving such request). The corporation may require any Proposed Nominee to furnish such other information as the corporation may reasonably require to determine, among other things, the eligibility of such Proposed Nominee to serve as a director of the corporation or whether such Proposed Nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules. Notwithstanding anything herein to the contrary, a stockholder shall not have complied with this Section 9(b) if the stockholder, beneficial owner and/or any Stockholder Associated Person solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 9.

Such stockholder’s notice must also be accompanied by a representation as to whether or not such stockholder, beneficial owner and/or any Stockholder Associated Person intends to solicit proxies in support of any director nominees other than the corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, and, where such stockholder, beneficial owner and/or Stockholder Associated Person intends to so solicit proxies, the notice and information required by Rule 14a-19(b) under the Exchange Act. Notwithstanding anything to the contrary in these By-laws, unless otherwise required by law, if any stockholder, beneficial owner and/or Stockholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such stockholder, beneficial owner and/or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each of the director nominees proposed by such stockholder, beneficial owner and/or Stockholder Associated Person shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). Upon request by the corporation, if any stockholder, beneficial owner and/or Stockholder Associated Person  provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder, beneficial owner and/or Stockholder Associated Person shall deliver to the corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(c)       The chair of the meeting (and, in advance of any meeting, the Board of Directors) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws (including whether the stockholder, beneficial owner and/or any Stockholder Associated Person did or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 9), and if the chair (or the Board of Directors) should so determine and declare to the meeting, the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 9.

(d)       Except as otherwise required by law (including Rule 14a-19 under the Exchange Act), nothing in this Section 9 shall obligate the corporation or the Board of Directors to include in any proxy statement, proxy card or other stockholder communication distributed on behalf of the corporation or the Board of Directors the name of or other information with respect to any Proposed Nominee for director submitted by a stockholder.

(e)       Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such Proposed Nominee may have been received by the corporation. For purposes of this Section 9, to be considered a “qualified representative of the stockholder”, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

(f)       For purposes of this Section 9, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g)       Unless the corporation elects otherwise, a stockholder’s notice to the corporation of nominations shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the corporation shall not be required to accept delivery of any document not in such written form or so delivered.

(h)       Nothing herein shall limit or restrict the right of the Board of Directors to nominate persons for election as directors or to elect directors in accordance with these By-laws.

Section 10. Notice of Business

(a)       At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (3) properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the corporation, the procedures in Section 9 of Article I must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures in, and otherwise complied with, Section 10(b) and (y) be a stockholder of record at the time of giving of the notice provided for in this Section 10, who shall be entitled to vote on such business at such meeting.

(b)       To be timely, (x) with respect to an annual meeting, a stockholder’s notice shall be received in writing by the Secretary at the principal executive offices of the corporation not later than 5:00 p.m. Central Time on the 90th day, nor earlier than 5:00 p.m. Central Time on the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be received not later than 5:00 p.m. Central Time on the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of such annual meeting was given or which public disclosures of the date of such annual meeting is first made by the corporation, whichever first occurs and (y) with respect to a special meeting of stockholders, a stockholder’s notice shall be received in writing by the Secretary at the principal executive offices of the corporation not earlier than 5:00 p.m. Central Time on the 120th day prior to such special meeting and not later than 5:00 p.m. Central Time on the later of the 90th day prior to such special meeting or the 10th day following the day on which notice of the date of such special meeting was given or which public disclosure of the date of such special meeting is first made by the corporation, whichever occurs first. In no event shall an adjournment or postponement of an annual or special meeting of stockholders (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 10.

A stockholder’s notice to the Secretary shall set forth: (A) as to each matter the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws, the exact text of the proposed amendment), and (3) the reasons for conducting such business at the meeting, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made (1) the name and address, as they appear on the corporation’s books, of such stockholder and of such beneficial owner, (2) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any material interest of such stockholder, such beneficial owner and/or any Stockholder Associated Person in the business proposed to be brought before the meeting, (4) a description of any agreement, arrangement or understanding in connection with the proposal of such business between or among such stockholder, such beneficial owner, any Stockholder Associated Person and any other person or persons (including their names) who may participate in the solicitation of proxies in favor of such proposal, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder, such beneficial owner and/or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner and/or any Stockholder Associated Person with respect to shares of stock of the corporation, (6) any other information relating to such stockholder, such beneficial owner and/or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting, (8) a representation that such stockholder, such beneficial owner and/or any Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 10, and (9) a representation whether such stockholder, such beneficial owner and/or any Stockholder Associated Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (A)(3) and (B)(1)-(6) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 10; provided that any stockholder proposal that complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in the corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the notice requirements of this Section 10. Notwithstanding anything herein to the contrary, a stockholder shall not have complied with this Section 10(b) if the stockholder, beneficial owner and/or any Stockholder Associated Person solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 10.

(c)       The chair of the meeting (and, in advance of any meeting, the Board of Directors) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting (including whether the stockholder, beneficial owner and/or any Stockholder Associated Person did or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 10), and in accordance with the provisions of the By-laws, and if the chair (or the Board of Directors) should so determine and declare to the meeting, any such business not properly brought before the meeting shall not be transacted.

(d)       Except as otherwise required by law, nothing in this Section 10 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any proposal submitted by a stockholder.

(e)       Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the corporation.

(f)       For purposes of this Section 10, the terms “qualified representative of the stockholder” and “public disclosure” shall have the same meaning as in Section 9 of Article I.

(g)       Unless the corporation elects otherwise, a stockholder’s notice to the corporation of other business shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the corporation shall not be required to accept delivery of any document not in such written form or so delivered.

ARTICLE II - BOARD OF DIRECTORS

Section 1. Number and Term of Office

The number of directors who shall constitute the whole Board shall be such number not less than four nor more than twenty as the Board of Directors shall at the time have designated. Each director shall be elected for a term of one year and until such director’s successor is elected and qualified, except as otherwise provided herein or required by law.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease.

Section 2. Vacancies

Except as required by law or the Certificate of Incorporation, and subject to the rights of holders of any series of preferred stock with respect to the election of directors, if the office of any director becomes vacant by reason of death, resignation, disqualification, removal, or other cause, only a majority of the directors remaining in office, although less than a quorum, or a sole remaining director, may elect a successor for the unexpired term and until his or her successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

Section 3. Regular Meetings

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4. Special Meetings

Special meetings of the Board of Directors may be called by one-third of the directors then in office or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or the Chief Executive Officer shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mail posted not less than five days before the meeting, by nationally recognized overnight courier deposited not less than two business days before the date of the meeting or by email, facsimile or other means of electronic transmission delivered or sent not less than 24 hours before the special meeting; provided, however, that if the Chair of the Board or the Chief Executive Officer determines that it is otherwise necessary or advisable to hold the meeting sooner, the Chair of the Board or the Chief Executive Officer, as the case may be, may prescribe a shorter notice period, with notice to be given personally or by email, telephone, facsimile or other means of electronic transmission. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any notice or waiver of notice of such meeting unless so required by law.

Section 5. Quorum

At any meeting of the Board of Directors, a majority of directors constituting the Board of Directors shall constitute a quorum for all purposes. In the event that one or more of the directors shall be disqualified to vote at any meeting, the quorum shall be reduced by one for each disqualified director; provided, however, that in no event shall less than two directors constitute a quorum. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time without further notice or waiver thereof.

Section 6. Participation in Meetings by Conference Telephone

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

Section 7. Conduct of Business

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors or any committee thereof without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board of Directors.

Section 8. Powers

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1)      To declare dividends from time to time in accordance with law;

(2)      To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3)      To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4)      To remove any officer of the corporation with or without cause and, from time to time, to devolve the powers and duties of any officer upon any other person for the time being;

(5)      To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

(6)      To adopt from time to time such stock option, stock purchase, bonus, or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

(7)      To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and

(8)      To adopt from time to time regulations, not inconsistent with these By-laws, for the management of the corporation’s business and affairs.

Section 9. Chair of the Board

The Chair of the Board shall be chosen by the Board of Directors from among the directors and may, but need not, be the Chief Executive Officer. Except as otherwise provided in these By-laws, the Chair of the Board shall preside at all meetings of stockholders and the Board of Directors. The Chair of the Board shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

Section 10. Resignation

Any director may resign upon notice given in writing or electronic transmission to the Chair of the Board or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event.

Section 11. Emergency By-laws

In the event of any emergency, disaster, catastrophe or other similar emergency condition of a type described in Section 110(a) of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in the DGCL, the Certificate of Incorporation or these By-laws, during such Emergency:

(a)       Notice. A meeting of the Board of Directors or a committee thereof may be called by any director, the Chair of the Board, the Chief Executive Officer, the President or the Secretary by such means as, in the judgment of the person calling the meeting, may be feasible at the time, and notice of any such meeting of the Board of Directors or any committee may be given, in the judgment of the person calling the meeting, only to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

(b)       Quorum. The director or directors in attendance at a meeting called in accordance with Section 11(a) shall constitute a quorum.

(c)       Liability. No officer, director or employee acting in accordance with this Section 11 shall be liable except for willful misconduct. No amendment, repeal or change to this Section 11 shall modify the prior sentence with regard to actions taken prior to the time of such amendment, repeal or change.

ARTICLE III - COMMITTEES

Section 1. Committees of the Board of Directors

The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully-delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in such member’s place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2. Conduct of Business

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing(s) or electronic transmission(s) are filed with the minutes of the proceedings of such committee.

ARTICLE IV - OFFICERS

Section 1. Generally

The officers of the corporation: (i) shall consist of a President, a Secretary and a Treasurer, and (ii) may also consist of a Chief Executive Officer, one or more Executive Vice Presidents and one or more Vice Presidents, as may from time to time be appointed by the Board of Directors. The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting. Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any number of offices may be held by the same person.

Section 2. Chief Executive Officer

Subject to the provisions of these By-laws and to the direction of the Board of Directors, the Chief Executive Officer shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. The Chief Executive Officer shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. The Chief Executive Officer shall have general supervision and direction of all of the other officers and agents of the corporation.

Section 3. President

The President shall perform such duties as the Board of Directors or the Chief Executive Officer shall prescribe. In the absence or disability, or a vacancy in the office, of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

Section 4. Executive Vice Presidents

Each Executive Vice President shall be senior to each Vice President. Each Executive Vice President shall perform such duties as the Board of Directors or the Chief Executive Officer shall prescribe.

Section 5. Vice Presidents

Each Vice President shall perform such duties as the Board of Directors or the Chief Executive Officer shall prescribe.

Section 6. Treasurer

The Treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. The Treasurer shall make such disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation.

Section 7. Secretary

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate books.

Section 8. Delegation of Authority

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 9. Resignation; Removal

Any officer may resign upon notice given in writing or electronic transmission to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event. Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 10. Action with Respect to Securities of Other Corporations

Unless otherwise directed by the Board of Directors, the President and the Secretary shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities, and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V - RIGHT OF INDEMNIFICATION OF DIRECTORS,
OFFICERS AND OTHERS

Section 1. Right to Indemnification

The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee.

Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article V, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.

Section 2. Prepayment of Expenses

The corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article V or otherwise.

Section 3. Claims

If a claim for indemnification or advancement of expenses under this Article V is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4. Nonexclusivity of Rights

The rights conferred on any Indemnitee by this Article V shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. Other Sources

The corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6. Amendment or Repeal

Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 7. Other Indemnification and Prepayment of Expenses

This Article V shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, or to purchase and maintain insurance on behalf of, persons other than Indemnitees when and as authorized by appropriate corporate action.

ARTICLE VI - STOCK

Section 1. Certificates of Stock

The shares of stock of the corporation shall be represented by certificates, or by uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. If shares are represented by certificates (if any), such certificates shall be in the form approved by the Board of Directors and shall be signed by, or in the name of the corporation by, (i) the Chair of the Board, President or any Executive Vice President or Vice President, and (ii) the Secretary or an assistant secretary or the Treasurer or an assistant treasurer. Any of or all the signatures on the certificate may be facsimile.

Section 2. Transfers of Stock

No transfer of stock shall be valid as against the corporation for any purpose until such transfer has been entered on the stock transfer books of the corporation by an entry showing from and to whom such stock is transferred. Transfers of stock shall be made only upon the stock transfer books of the corporation and (i) with respect to stock represented by a certificate (except to the extent Section 4 of Article VI of these By-laws applies), upon surrender of the certificate previously issued therefore which is outstanding and not canceled, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, and (ii) with respect to uncertificated shares, upon receipt of proper transfer instructions from the record holder thereof.

Section 3. Record Date

(a)       Record Date for Stockholder Meetings. Subject to applicable law, the Board of Directors may fix a record date to determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors fixes a record date for stockholders who are entitled to notice of any meeting of stockholders or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)       Record Date for Purposes Other Than Stockholder Meetings. Subject to applicable law, the Board of Directors may fix a record date to determine the stockholders entitled to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action (other than with respect to determining stockholders entitled to notice of and/or to vote at a meeting of stockholders, which shall not precede the date upon which the resolution fixing the record date is adopted, and which is addressed in Section 3(a) of Article VI), which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4. Lost, Stolen or Destroyed Certificates

The corporation may issue a new certificate or certificates of stock or uncertificated shares in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the corporation or its transfer agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the corporation shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of any such new certificate or certificates or uncertificated shares.

Section 5. Regulations

The issue, transfer, conversion, and registration of certificates of stock shall be governed by such other regulations and procedures as the Board of Directors may determine.

Section 6. Registered Stockholders

The corporation shall be entitled to recognize the exclusive right of a person registered on the stock records of the corporation as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on the stock records of the corporation as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

ARTICLE VII - NOTICES

Section 1. Notices

Whenever notice is required to be given to any stockholder, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given in writing (a) by mail, addressed to such stockholder at such stockholder’s address as it appears on the books of the corporation or (b) by any other method permitted by law (including overnight courier service, facsimile, electronic mail or other means of electronic transmission) directed to the stockholder at the stockholder’s address most recently provided to the corporation. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at the stockholder’s address as it appears on the books of the corporation. If notice is given by other means (including by electronic transmission), such notice shall be deemed to be given at the times provided in the DGCL. Any stockholder may waive notice of any meeting before or after the meeting. The attendance of a stockholder at any meeting shall constitute a waiver of notice at such meeting, except where the stockholder attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2. Waivers

A written waiver, or a waiver by electronic transmission, of any notice, signed by a stockholder, director, officer or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VIII - MISCELLANEOUS

Section 1. Facsimile Signature

In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal

The Board of Directors may provide a suitable seal containing the name of the corporation, which seal shall be in charge of the Secretary. Duplicates of the seal may be kept and used by the Treasurer or by the assistant secretary or assistant treasurer.

Section 3. Reliance Upon Books, Reports, and Records

Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 4. Fiscal Year

The fiscal year of the corporation shall be as fixed by the Board of Directors.

Section 5. Time Periods

In applying any provision of these By-laws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6. Exclusive Forum

(a)       Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim arising pursuant to any provision of the Certificate of Incorporation or these By-laws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. This Section 6(a) does not apply to claims arising under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

(b)       Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claims arising under the Securities Act.

(c)       Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 6.

ARTICLE IX - AMENDMENTS

Section 1. Amendments

These By-laws may be adopted, amended, altered or repealed by the Board of Directors or by a majority of the voting power of all then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.